EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Coastal Financial Corporation:

We consent to incorporation by reference in the registration statements (Nos. 33-52212, 333-01274, 333-49741, 333-54794, and 333-114040) on Forms S-8 of Coastal Financial Corporation and subsidiaries of our report dated December 14, 2006, with respect to the consolidated statements of financial condition of Coastal Financial Corporation and subsidiaries as of September 30, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended September 30, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2006, and the effectiveness of internal control over financial reporting as of September 30, 2006, which reports are incorporated by reference in the September 30, 2006 Annual Report on Form 10-K of Coastal Financial Corporation. Our reports refer to the fact that Coastal Financial Corporation and subsidiaries adopted, October 1, 2005, the provisions of Statement of Financial Accounting Standard No. 123R, Share-Based Payment.

/s/ KPMG LLP

Raleigh, North Carolina
December 14, 2006

43